Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Gabby Nelson	Jim Raabe
(763) 551-7460	(763) 551-7498
gabby.nelson@selectcomfort.com	investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION ANNOUNCES OFFERING OF

COMMON STOCK

MINNEAPOLIS — (Dec. 7, 2009) — Select Comfort Corporation (NASDAQ: SCSS) today announced that the company intends to offer shares of its common stock via an underwritten public offering. Piper Jaffray is acting as the sole manager for the underwritten public offering.

The company plans to use the proceeds of the public offering to improve working capital and pay down debt. The proceeds from this public offering are expected to fulfill the obligations under the company’s amended and restated credit agreement, dated Nov. 13, 2009, to issue common stock or other equity securities yielding certain proceeds.

The public offering is being made pursuant to an effective shelf registration statement. A prospectus supplement relating to the public offering will be filed with the Securities and Exchange Commission. When available, copies of the prospectus supplement relating to this public offering may be obtained by contacting Piper Jaffray & Co., by mail at 800 Nicollet Mall, Suite 800, Minneapolis, MN, 55402; or by phone at (800) 747-3924.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy shares of common stock. Select Comfort also will not sell any of the common stock and has been advised by Piper Jaffray that it and its affiliates will not sell any of the common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the shares under the securities laws of any such state or jurisdiction.

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About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements

Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, market, economic or other factors that may cause us to abandon the contemplated public offering, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit; the potential need to obtain additional capital through the issuance of debt or equity securities, which may significantly increase our costs or dilute our existing shareholders, and the risk that we may not be successful in obtaining additional capital that may be needed; current general and industry economic trends; consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; consumer acceptance of our products, product quality, innovation and brand image; availability of attractive and cost-effective consumer credit options; execution of our retail store distribution strategy, including our ability to cost-effectively close under-performing store locations; our dependence on significant suppliers, and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; industry competition; our ability to continue to improve our product line; warranty expenses; risks of pending and potentially unforeseen litigation; increasing government regulations, including new flammability standards for the bedding industry and new safety standards for consumer products, which have or will add product cost pressures and have or will require implementation of systems and manufacturing process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and evolving regulatory standards applicable to data privacy and security; our ability to attract and retain senior leadership and other key employees, including qualified sales professionals; and uncertainties arising from global events, such as terrorist attacks or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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